UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 19, 2015

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

A.            Appointment of New Director: Dr. Laura L. Forese

On March 19, 2015, the Board of Directors of Cantel Medical Corp. (the “Company”) appointed Dr. Laura L. Forese, MD, MPH (age 53) as a member of the Board to fill a vacancy on the Board resulting from the passing of Alan H. Hirschfield, a former member of the Board.

Since October 2013 Dr. Forese has served as President of NewYork-Presbyterian Healthcare System, the comprehensive network of NewYork-Presbyterian that includes multiple acute care, community hospitals, employed and affiliated physician practice relationships, ambulatory facilities and post-acute institutions.  She has been responsible for the strategy and execution of the rapidly evolving network that provides significant services to patients throughout the New York Region. Also, since November 2011, Dr. Forese has served as Group SVP and COO for NewYork-Presbyterian/Weill Cornell where she has responsibility for all programs and operations at the academic medical center and related campuses. From April 2006 to October 2011, she was SVP, COO and COM at NewYork-Presbyterian/Well Cornell Medical Center and Westchester Division. From April 2006 to October 2011, she was SVP, COO and COM at NewYork-Presbyterian/Well Cornell Medical Center and Westchester Division.

Dr. Forese is board certified in orthopaedic surgery.  She obtained her medical degree from Columbia College of Physicians & Surgeons and holds a management degree from the Columbia University Mailman School of Public Health.  Dr. Forese received her undergraduate degree from Princeton University where she graduated summa cum laude and Phi Beta Kappa.

In connection with her appointment, on March 19, 2015, Dr. Forese was issued 2,202 restricted shares of Common Stock under the Company’s 2006 Equity Incentive Plan, such number determined by dividing $100,000 by the closing price of the Company’s Common Stock on March 18, 2015 ($45.42). The shares will vest in three equal annual installments commencing on the first anniversary of the grant date.  Dr. Forese will be eligible for annual restricted shares under the 2006 Equity Incentive Plan, as well as director’s fees, on the same terms as our other non-employee directors (as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 29, 2014), except that for fiscal 2015 she will receive one-half of the annual retainer.

Dr. Forese will serve on the Compensation Committee of the Board of Directors.

B.            Appointment of New Principal Officer: Peter Clifford — Executive Vice President and CFO

General

On March 19, 2015, the Board of Directors of the Company appointed Peter Clifford (age 45) as Executive Vice President and Chief Financial Officer of the Company, with Mr. Clifford’s employment by the Company effective as of March 23, 2015.  Mr. Clifford will succeed Craig A. Sheldon as Chief Financial Officer, who will remain with the Company as Executive Vice President and Treasurer through mid-May 2015 and thereafter serve for two years as a consultant of the Company as previously disclosed.

For the past six years, Mr. Clifford served as Vice President of Operations Finance and Information Technology of IDEX Corporation (IEX), a leading global fluidics company serving the industrial, health and science, and fire and safety markets with over $2 billion in annual sales.  During that period he had chief financial officer responsibility at various times for all three IDEX operating divisions: Health & Science Technologies, Fluid Metering Technology and Diversified Technologies.  Prior to that role, from 2006 to 2009, Mr. Clifford served as CFO of Gast Manufacturing, an IDEX company, where he was responsible for the integration of a European acquisition and the turnaround of global operations.

For approximately six years prior to joining IDEX, Mr. Clifford held various senior financial positions for General Electric (GE) ranging from Finance Manager — Appliance Controls/Motion Systems to Financial Planning & Analysis Manager - America’s Consumer & Industrial.

Mr. Clifford received his BS Degree in Accounting from Eastern Illinois University and a Masters of Business Administration from Northern Illinois University.

Mr. Clifford will be entitled to an annual base salary of $370,000 and will participate in the Company’s Long Term Incentive Compensation Plan and its Annual Incentive Compensation Plan (with a target bonus level of 55% of annual base salary).  The Company has guaranteed a bonus of at least (i) $111,925 for the fiscal year ending July 31, 2015, which is calculated as six (6) months’ bonus at 10% overage, and (ii) 100% of the target bonus, plus at least 10% overage, for the fiscal year ending July 31, 2016, provided that the full target bonus is earned under the Company’s Annual Incentive Compensation Plan for such fiscal year. Under the Long Term Incentive Compensation Plan, he will also be eligible to receive annual restricted share grants commencing October 2015 grant which will equate to 100% of his base salary.

Upon commencement of employment Mr. Clifford is being paid $150,000 and granted 6,999 restricted shares of the Company’s Common Stock, such number determined by dividing $333,000 by the closing price of the Company’s Common Stock on March 20, 2015 ($47.58).  The shares will vest in three equal annual installments commencing on the first anniversary of the grant date.

Executive Severance Agreement; Confidentiality and Non-Competition Agreement

The Company has entered into an Executive Severance Agreement and a Confidentiality and Non-Competition Agreement with Mr. Clifford, both effective as of March 23, 2015, with the following principal terms and conditions:

Term:  The Executive Severance Agreement expires on July 31, 2017 but automatically renews on July 31 of each year for another year unless either the Company or Mr. Clifford has provided at least 6 months’ notice prior to such date that the term will not be extended. However, if a Change of Control (this and other capitalized terms below are defined in the Executive Severance Agreement) occurs, the term will not end before the second anniversary of the Change in Control.

Accrued Compensation:  Upon termination of employment for any reason, Mr. Clifford will be entitled to his (a) earned but unpaid base salary through the termination date, (b) accrued and unused paid time off (PTO) through the termination date, and (c) reimbursement of expenses.

Non-Change of Control Severance: Subject to certain conditions (e.g., signing a Release), if Mr. Clifford’s employment is terminated (i) by the Company for any reason other than for Cause, Unacceptable Performance, Disability, or death or (ii) by the Employee for Adequate Reason, then Mr. Clifford will be entitled to the following, unless termination occurs during a Change in Control Coverage Period (generally, the period commencing 6 months prior to a Change in Control and ending 2 years following a Change in Control):

(a)                                 12 months’ base salary, paid in a lump sum.

(b)                                 If the termination occurs subsequent to a fiscal year end in which Mr. Clifford did not yet receive his earned bonus, then Mr. Clifford will be entitled to his bonus to the extent earned under his applicable bonus plan.

(c)                                  For the partial fiscal year in which the termination occurs, Mr. Clifford will be entitled to a pro-rated bonus (based on number of full or partial months Mr. Clifford worked in the partial fiscal year) to the extent such bonus would have been earned under the applicable bonus plan if his employment had continued through the next bonus payment date; provided, however, that if a Bonus Plan has not been finalized for the partial fiscal year in which the termination occurs, the pro-rated bonus will be equal to the product of the (i) greater of (A) Mr. Clifford’s then current target bonus (initially 55% of Mr. Clifford’s base salary) or (B) the average of the prior two years’ bonuses, and (ii) a fraction, (x) the numerator of which is the number of full or partial months Mr. Clifford worked in the partial fiscal year, and (y) the denominator of which is 12.

(d)                                 12 months of COBRA benefit premiums.

(e)                                  12 months of outplacement services, up to $20,000.

Change of Control Severance: Subject to certain conditions (e.g., signing a Release), if Mr. Clifford is terminated during a Change in Control Coverage Period, Mr. Clifford will be entitled to the following compensation if (A) the Company terminates Mr. Clifford’s employment (other than a termination for Cause or death), or (B) Mr. Clifford voluntarily terminates his employment for Adequate Reason or Good Reason:

(a)                                 Two times the sum of (i) Mr. Clifford’s base salary and (ii) the greater of (A) Mr. Clifford’s then current target bonus (initially 55% of Mr. Clifford’s base salary) or (B)

the average of the prior two years’ bonuses.

(b)                                 For the partial fiscal year in which the termination occurs, Mr. Clifford will be entitled to a pro-rata bonus equal to the product of the (i) greater of (A) Mr. Clifford’s then current target bonus (initially 55% of Mr. Clifford’s base salary) or (B) the average of the prior two years’ bonuses, and (ii) a fraction, (x) the numerator of which is the number of full or partial months Mr. Clifford worked in the partial fiscal year, and (y) the denominator of which is 12; provided, however, that if the termination occurs subsequent to a fiscal year end in which Mr. Clifford did not yet receive his earned bonus for the prior fiscal year, the numerator will be the number of full or partial months Mr. Clifford worked since the beginning of the prior fiscal year.

(c)                                  24 months of COBRA benefit premiums (or such shorter period during which such person is eligible for such benefits).

(d)                                 Continuation of term life insurance premium payments for 24 months.

(e)                                  12 months of outplacement services, up to $20,000.

Termination of Employment by the Company: The Company may cause a Termination of Mr. Clifford’s employment for Unacceptable Performance at any time during the Term other than during a Change in Control Coverage Period (subject to a cure period and certain other conditions).  The Company may cause a Termination of Mr. Clifford’s employment for Cause at any time (subject to a cure period and certain other conditions).

In the case of a termination due to Disability (at any time during the Term other than during a Change in Control Coverage Period) or death, the Company will continue to pay Mr. Clifford’s base salary for a 3-month period.  In addition, for the partial fiscal year in which the termination occurs, Mr. Clifford will be entitled to a pro rated bonus (based on number of full or partial months Mr. Clifford worked in the partial fiscal year) to the extent such bonus would have been earned under his applicable bonus plan if his employment had continued through the next bonus payment date.

Accelerated Vesting of Equity Awards upon Certain Events:  In the event (A) the Company terminates Mr. Clifford’s employment for any reason other than for Cause, Unacceptable Performance, Disability, or death, or (B) during a Change in Control Coverage Period, the Company terminates Mr. Clifford’s employment for any reason other than for Cause or death, or (C) Mr. Clifford terminates his employment for Adequate Reason or Good Reason or (D) Mr. Clifford’s employment terminates due to Disability or death, all unvested stock options and restricted stock then held by Mr. Clifford will automatically vest upon the termination of such Executive’s employment.  In the event of a termination of Mr. Clifford’s Employment due to Retirement, all unvested stock options then held by Mr. Clifford will automatically vest upon the termination of such Executive’s employment. In addition, the Company may, in its discretion, accelerate the vesting of any stock option or restricted stock award held by an Executive in the event the Company terminates Mr. Clifford’s employment for any reason.

Confidentiality and Non-Competition Agreement; Clawback:  The Confidentiality and Non-Competition Agreement requires Mr. Clifford to comply with certain confidentiality, non-compete and non-solicitation covenants.  If Mr. Clifford intentionally and materially breaches any provision of the Agreement and fails to cure such breach (if curable) within 30 days, he will be obligated to repay to the Company any and all severance amounts previously paid to him under the Severance Agreement.

The foregoing summarizes the material terms of Mr. Clifford’s Executive Severance Agreement and Confidentiality and Non-Competition Agreement, but does not purport to be complete and is qualified in its entirety by the terms and conditions of those Agreements, copies of which are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

10.1                          Executive Severance Agreement dated as of March 23, 2015 between the Company and Peter Clifford.

10.2                          Confidentiality and Non-Competition Agreement dated as of March 23, 2015 between the Company and Peter Clifford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer,
Chief Executive Officer

Date: March 25, 2015